                                                                     Exhibit 5.1

                       [Letterhead of Baker Botts L.L.P.]

April 16, 2004

CenterPoint Energy, Inc.
1111 Louisiana
Houston, Texas 77002

Ladies and Gentlemen:

         As set forth in the Registration Statement on Form S-3 (the "Registration Statement") to be filed by CenterPoint Energy, Inc., a Texas corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to up to 200,000 shares (the "Shares") of common stock, par value $0.01 per share, of the Company (the "Common Stock") which may be offered and sold from time to time in connection with the exercise of options granted pursuant to the Long-Term Incentive Plan of Reliant Energy, Incorporated effective as of
January 1, 2001 (as amended, the "LTIP") and the Reliant Energy, Incorporated 1994 Long-Term Incentive Compensation Plan, as amended and restated effective January 1, 2001 (as amended, the "1994 LTIP" and, collectively with the LTIP, the "Plans") and subsequently transferred to persons who may not exercise such options in a transaction covered by the Company's Registration Statements on Form S-8 relating to the Plans, certain legal matters in connection with the Shares subject to original issuance by the Company are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as
Exhibit 5.1 to the Registration Statement.

         In our capacity as your counsel in connection with the matters referred to above, we have examined originals, or copies certified or otherwise identified, of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company, each as amended to date, the Plans, as amended to date, corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments or documents, as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

[BAKER BOTTS L.L.P. LOGO]

CenterPoint Energy, Inc.               2                          April 16, 2004

         On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

         1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Texas.

         2. In the case of Shares originally issued by the Company pursuant to the provisions of the applicable Plan following due authorization of a particular grant of an option thereunder by a duly constituted and authorized committee of the Board of Directors of the Company as provided in and in accordance with such Plan, the Shares issuable pursuant to the exercise of such option will have been duly authorized by all necessary corporate action on the part of the Company. Upon issuance and delivery of such Shares upon the exercise of such option and payment of the exercise price therefor (which shall not be less than the par value of such Shares) and otherwise in compliance with the terms and conditions of such option and the applicable Plan, including, if applicable, the lapse of any restrictions on exercise, the satisfaction of any performance conditions associated therewith and any requisite determinations as to the transfer of such option or other matters by or pursuant to the authority of the Board of Directors of the Company or a duly constituted and authorized committee thereof as provided therein, and provided that at the time of such issuance an order pursuant to Section 7 of the Public Utility Holding Company Act of 1935 permitting to become effective a declaration covering such issuance shall have been entered by the Commission and shall remain in effect and such issuance shall conform to the terms and conditions of such declaration and order, such Shares will be validly issued, fully paid and nonassessable.

         We are members of the Texas Bar and the opinions set forth above are limited in all respects to the laws of the State of Texas as in effect on the date hereof. Additionally, we hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Validity of Securities" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                     Very truly yours,

                                     /s/ BAKER BOTTS L.L.P.